FORM OF DEBENTURE


     "THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES ACT OF ANY STATE UNDER ANY STATES SECURITIES LAW. THEY HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     THE TRANSFER OF SHARES OF COMMON STOCK ISSUABLE UPON
     CONVERSION OF THIS DEBENTURE IS LIMITED BY AN OFFSHORE
     SECURITIES SUBSCRIPTION AGREEMENT."

5.0% CUMULATIVE CONVERTIBLE DEBENTURE DUE DECEMBER 31, 1998

$1,200,000                                          DATED JULY
10, 1997
Number_____

  FOR VALUE RECEIVED, FLORIDA GAMING CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to THE GIFFORD FUND, LTD. or registered assigns (the "Holder") on December 31, 1998 (the "Maturity Date"), the principal amount of One Million Two Hundred Thousand Dollars($1,200,000) U.S. (the "Subscription Proceeds"), and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article 1. Interest

  The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the rate of Five Percent (5.0%) per year, payable at the time of each conversion until the principal amount hereof is paid in full or has been converted. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 10, 1997. Interest shall be computed on the basis of a 360 day year of 12, 30 day months. If the Holder shall convert this Debenture during any quarter, the Company shall pay to the Holder, upon conversion, the pro-rata portion of accrued interest payable through the conversion date.

Article 2. Method of Payment

  This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 3 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3.  Conversion

  Section 3.1.  Conversion Privilege

  (a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, par value $0.10 per share, of the Company ("Common Stock") at any time which is before the close of business on the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined by dividing the principal amount hereof to be converted plus all accrued and unpaid interest thereon minus any required withholding by the conversion price in effect on the conversion date (as defined in paragraph (b) of this Section 3.1 below) and rounding the result to the nearest whole share. On conversion, no payment of or adjustment (other than as provided in the previous sentence) for accrued and unpaid interest shall be made whether or not such conversion occurs before, on or after an interest payment date.

  (b)  The conversion price and procedures are set forth in
Section 3.2.

  (c)  Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $5,000 or a whole multiple of $5,000 and the provisions of this
Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. All accrued and unpaid interest on this Debenture shall be added to the amount converted if less than all of the principal amount of this Debenture is converted and shall be deemed to be paid and
discharged   thereby.  This Debenture may not be converted, whether
in whole or in part, except in accordance with Section 3.2.

  (d) In the event all or any portion of this Debenture remains outstanding on December 31, 1998, the Company will repay the remaining outstanding amount.
  Section 3.2.  Conversion Procedure.
  a. Holder, at its option, may convert the Debentures into Common Stock of the Company at $6.00 per share after December 31, 1997. Such conversion shall be effectuated by sending a facsimile and an original of the signed Notice of Conversion ("Notice of Conversion") to the Company at the address set forth therein or such address as the Company may later designate in writing to Holder and a facsimile and original of the signed Purchaser Representation Letter, see Exhibits A and B attached hereto, which evidences Holder's intention to convert the Debentures or a specified portion thereof, and accompanied by proper assignment, if applicable. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded down or up, as the case may be, to the nearest whole share. The date on which Notice of Conversion is effective (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company the original Debentures, a facsimile or original of the signed Notice of Conversion and a facsimile or original of the signed Purchaser Representation Letter, as long as the originals and all other documents (in proper form) required to issue and deliver Common Stock in accordance with Holder's instruction are received within 3 business days thereafter (the "Original Documents"). If the Original Documents are not received by the Company within three business days from the Conversion Date, then the Conversion Date shall be the date on which the Original Documents are actually received by the Company. If after 10 business days after the Conversion Date the Company has failed to honor a Conversion Notice for any reason, then in such event, Holder shall have the right to demand and receive from the Company the balance of Subscription Proceeds paid, based on the number of Debentures left unconverted, plus accrued interest as well as a premium equal to 17.5% of the amount of Debenture submitted for conversion.

  b. Within five (5) business days after receipt of the Original Documents, the Company shall issue and deposit in overnight mail to Holder or per Holder's written instructions, a certificate, without restrictive legend or stop transfer instructions (except in the event of a change in Regulation S under the Securities Act ("Regulation S") in which case Purchaser shall have the rights set forth in Article 8), for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the Conversion Date. No payment or adjustment shall be made for accrued and unpaid dividends until the Debentures are converted. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder new Debentures equal to the number of unconverted Debentures, if so requested by Holder. In the event the Company does not make delivery of the Common Stock, as instructed by Holder, within 5 business days after the receipt of the Original Documents, then in such event the Company shall pay to Holder an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 5 business days delivery period.
                                Late Payment for Each
                                $10,000 of Subscription
No. Business Days Late               Proceeds Being Converted
  1                             $100
  2                             $200
  3                             $300
  4                             $400
  5                             $500
  6                             $600
  7                             $700
  8                             $800
  9                             $900
  10                            $1,000
  >10                           $1,000 + $200 for each
                           Business Day Late Beyond 10 Days

  To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(b) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(b) shall not apply but instead the provisions of Section 3.2(c) shall apply.

  The Company shall pay any payments incurred under this Section 3.2(b) in immediately available funds within three (3) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Holder's right to pursue actual
damages for the Company's failure to issue   and deliver Common
Stock to the Holder within 6 business days after the receipt of the Original Documents.

  c. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier). No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion
Default   until the date additional shares of Common Stock are
authorized by the Company.

  The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default
Payments") in the amount of     (N/365) x (.20) x the initial
Subscription Proceeds of the outstanding Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the authorization date of the additional shares of Common Stock and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payment shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Company's option. No interest shall be paid on conversion Default Payments.

  Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

  d. Nothing contained in this Subscription Agreement shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

  e.   Demand Redemption.       After December 31, 1997, if
during any calendar month (the "Demand Month") the average Closing Bid Price of the Company's Common Stock for any five consecutive trading day period is at or below $7.00 per share, then in such event Holder (the "Demanding Holder") shall have the option of demanding redemption (the "Demand Redemption") on part of the Debenture. The "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by NASDAQ (or, if not quoted by NASDAQ, as reported by such other exchange or market where traded). The principal amount of the Debenture that the Demanding Holder will be entitled to redeem (the "Demand Redemption Amount") will be a number up to 25% of the total amount of the Debenture outstanding as of the close of business on December 31, 1997 (the Monthly Maximum Demand Redemption Amount"). Any portion of the Monthly Maximum Demand Redemption Amount which is not requested to be redeemed by a Demanding Holder (or otherwise satisfied through conversion or receipt of proceeds from the Grantor) in a Demand Month will only become available for redemption in the fourth month following that specific Demand Month in which it initially became available for redemption. Demanding Holder can make a Demand Redemption Notice by sending a facsimile to the Company at the address set forth herein or such address as the Company may later designate in writing to Purchaser in writing. The date on which the facsimile is sent by the Demanding Holder shall be deemed the Demand Date so long as the Demanding Holder has delivered the original Demand Redemption Notice to the Company within three (3) business days thereafter. The Company will pay the Demanding Holder 117.5% of the amount of the Demand Redemption plus any accumulated interest due on the Demand Redemption Amount within five (5) business days of the Demand Date.

  f.   Guarantor.    The Company's obligations in Section 3.2(e)
are subject to a guarantee ("Guaranty") (See Exhibit C attached hereto and made a part hereof) from Freedom Financial Corporation ("Guarantor") in favor of Holder. The Guaranty shall only come into effect if the Company fails to pay the Demand Redemption Amount within five (5) business days after the Demand Date.

  g. Prepayment. At any time on or before to December 31, 1997, the Company can prepay the Debenture plus interest at the rate of 18% per annum (which interest shall include the 5% interest stated in Article 1). After December 31, 1997, Seller can prepay the Debenture, at any time that the Closing Bid Price per share is less than $7.00 and greater than $12.00, for 117.5% of par value, plus accrued interest, after giving Holder 10 days advance written notice via facsimile. Redemption shall be effected (the "Effective Date") by the Seller delivering the funds to cover the redemption to the Holder at the address in the Subscription Agreement, at which time all liability under the Debentures shall be discharged and the Debentures shall be deemed canceled. As soon as possible after the Effective Date Holder shall deliver the Debentures to the Company.

  Section 3.3. Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of this Debenture . Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

  Section 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

  Section 3.5. Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in treasury enough shares of Common Stock to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

  Section 3.6. Restrictions on Transfer. This Debenture and the Common Stock issuable upon the conversion hereof have not been registered under the Securities Act and have been sold pursuant to Regulation S. The Debenture may not be transferred or resold in the United States, or to a U.S. Person, or to or for the account or benefit of a U.S. Person for a period of forty (40) days from the date hereof and thereafter this Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Securities Act.

       Section 3.7. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser, Holder or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4.  Mergers

  The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default (as defined in Section 6.1) exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.

Article 5.  Reports

  The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission ("SEC") promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6.  Defaults and Remedies

  Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise; (b) the Company does not make a payment, other than a payment of principal, for a period of 5 business days after it becomes due and payable under the Debentures, (c) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; (e) the Company shall have its Common Stock delisted from an exchange or over-the-counter market and the Company has exhausted all of its appeals with respect to such delisting. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within five (5) days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

  Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

Article 7.  Registered Debentures

  Section 7.1. Series. This Debenture is one of a numbered series of Debentures having an aggregate principal amount of not more than $1,200,000 which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $5,000.

  Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture.
The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

  Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this
Debenture in the denominations requested by the Holder. The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of redemption or the conversion hereof. No transfer of this Debenture shall be made to any U.S. person as that term is defined in Regulation S.

  Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide Holder and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Change in Regulation S

  a. If, during the twenty-four month period following the issuance of the Debentures, there is any change in Regulation S that would restrict Holder's ability to resell Common Stock issued upon the conversion of Debentures ("Registrable Securities") into the United States public securities markets after the Restricted Period, Holder shall have the right to request that Company register their Registrable Securities under the Securities Act upon the terms and conditions set forth in this Article 8. All expenses incurred in connection with any registration or compliance pursuant to this Debenture, including without limitation, all registration and filing fees, printing expenses, fees and disbursement of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay fees of legal counsel of the Holder, or underwriters' fees, discounts, or commissions relating to the Registrable Securities. The Holder shall provide the Company all information the Company may reasonably request in connection with any registration pursuant to this Article 8.

  b. Upon the written demand of holders of 20% of the Registrable Securities then outstanding or subject to issuance upon the conversion of then outstanding Debentures, the Company shall prepare and file a registration statement under the Securities Act covering the Registrable Securities for which registration is requested by any of the Holders ("Demand Registration"), and use its best efforts to cause such Registration Statement to become effective not later than 120 days after the date such demand is delivered to the Company. Promptly upon receipt of the written demand for registration, the Company shall notify all remaining Holders, who shall notify the Company by fax or otherwise in writing, not later than 10 days after the date notice is first sent by the Company, of any Registrable Securities such Holders wish to include in the registration. The Company shall not be obligated to effect more than one registration pursuant to this Article 8(b).

  c. If the Holders initiating the registration request hereunder ("Initiating Holder") intend to distribute the Registrable Securities covered by their request by means of an underwriting, the Initiating Holders shall so advise the Company as a part of their request made pursuant to this Article 8 and the Company shall include such information in the written notice referred to in section 8(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. All Holders proposing to distribute their securities through such underwriting shall, together with the Company enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, and reasonably acceptable to the Company; provided that no Holder shall be required to make any representations other than with respect to its ownership of Registered Securities and its intended method of distribution.

  d. The Company is not obligated to effect a demand Registration under this Article 8 if in the written opinion of counsel to the Company reasonably acceptable to the person or persons from whom written request for registration has been received (and satisfactory to the Company's transfer agent to permit the transfer) that registration under the Securities Act is not required for the immediate public transfer of all Registrable Securities pursuant to Rule 144 or other applicable provisions.

  e. If the Company is not eligible to effect a registration at the time of a Demand Registration under the terms of section 8(b) of this Debenture, then the Company shall pay to all Holders of outstanding Debentures requesting inclusion in the registration damages equal to N/365 x 0.20 x the initial Subscription Proceeds of the outstanding Debentures held by Holder where N = the number of days beyond 120 that the Registration Statement first becomes effective. If, on January 1, 1998 (the "Conversion Eligibility
Date), the Common Stock is not listed on OTC-Bulletin Board, NASDAQ Small Cap, the National Market System or National Stock Exchange, then the Company shall pay to all Holders of outstanding Debentures that are eligible for immediate conversion damages equal to (N/365) x (0.20) x the outstanding Debentures held by Holder where N = the number of days beyond the Conversion Eligibility Date until such listing is complete.

  f. If the Company has to file a registration statement, pursuant to any of the provisions of this Article 8, then the Company shall upon said filing use its best efforts to promptly respond to any SEC comments. Upon satisfaction of all SEC requirements the Company will act to have the registration statement declared effective within 15 business days after the date upon which the SEC has no further comments. In the event the Company does not have the registration statement declared effective within 15 days of the date after the SEC has no further comments (other than at the direction of one or more Holders), then in such event the Company shall pay cash liquidated damages to the Holder in an amount equal to 2% of the Subscription Proceeds of the then outstanding shares of Common Stock per 30 day period until the registration statement is declared effective.

  g. The Company shall use its best efforts to effect such Registration permitting the sale of such Registrable Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company shall as expeditiously as possible:

            (1) prepare and file with the SEC a Registration Statement relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Shares in accordance with the intended method or methods of distribution thereof and use it best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective in accordance with section 8(g)(2) below,

            (2) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration effective until all such Registrable Shares are sold; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such Registration Statement or supplement to the prospectus; provided, however that the Company may, from time to time, request that the holders of the Registrable Shares immediately discontinue the disposition of the Registrable Shares if the Company determines, in the good faith exercise of its reasonable business judgment, that the offering and disposition of the Registrable Shares could materially interfere with bona fide financing, acquisition or other material business plans of the Company or would require disclosure of non-public information, the premature disclosure of which could materially and adversely affect the Company (it being acknowledged that the Company is not required to disclose in such request any such transaction, plan or non-public information), so long as the Company promptly after the disclosure of such transaction, plan or non-public information complies with this section 8(g)(2);

            (3) notify the undersigned and the underwriter, if any, promptly, and (if requested by any such person) confirm such advice in writing, (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceedings for such purpose and (E) subject to the proviso below, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, included an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, subject to section 8(g)(2) above, at the request of any such person, prepare and furnish to such person a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, the Company need not disclose the event if it otherwise has not disclosed such event to the public.

  h. Notwithstanding the provisions of this section 8(h) to the contrary, the Company:

            (1) may require the undersigned to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing, and the Company may limit such registration rights to situations where a proposed distribution of Registrable Shares is to be effected forthwith upon the effectiveness of the Registration Statement; and

            (2) may require the undersigned to covenant that the undersigned has not taken, and will not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Exchange Act or otherwise, or which has caused or resulted in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Registrable Shares; and

       Furthermore, the Holder agrees by acquisition of such Registrable Shares that, upon receipt of the request referred to in the proviso of section 8(g)(2) or of any notice from the Company of the happening of any event of the kind described in section 8(h) hereof (other than as provided in section 8(g)(3)(A) hereof), the undersigned shall forthwith discontinue disposition of Registrable Shares until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental documents or filings that are incorporated by reference in the prospectus, and, if so directed by the Company, the undersigned shall deliver to the Company (at the Company's expense) all copies other than permanent file copies then in the undersigned's possession, of the prospectus covering such Registrable Shares current prior to the time of receipt of such notice.

Article 9.  Notices

  Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

Article 10.  Time

  Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 10, such extended time shall not be included in the computation of interest. A "business day" shall mean a day on which the banks in Delaware are not required or allowed to be closed.

Article 11.  Waivers

  The holders of a majority of the aggregate principal amount of the Debentures outstanding may waive an Event of Default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal of or interest on any Debenture.

Article 12.  Rules of Construction

  In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 13.  Governing Law

  The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Delaware.

  IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                           FLORIDA GAMING CORPORATION

                           By
                           Name:  W. Bennett Collett
                           Title:  Chairman and CEO



                            Exhibit A

                       NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debentures)

Florida Gaming Corporation
Attention:  Mr. Timothy L. Hensley
Miami Jai-Alai
3500 N. W. 37th Avenue
Miami, Florida 33142


  The undersigned hereby irrevocably elects, as of
______________, 199_ to convert $              , principal amount of
5% Cumulative Convertible Debentures due December 31, 1998 (the "Debentures") of Florida Gaming Corporation (the Company") represented by Debenture No.(s) _______ into shares of Common Stock of the "Company" according to the conditions set forth in the Debentures and the Subscription Agreement dated _____________,
199_.


Date of Conversion*______________________________________________

Applicable Conversion Price______________________________________

  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with resp-ect thereto and in delivering herewith such certificates and furnish stock powers and other transfer documents as reasonably required by the Transfer Agent with medallion guarantees. No fee will be charged to the undersigned for any conversion, except for transfer taxes, if any.

  The undersigned represents that: (i) it is familiar with and understands the terms, conditions and requirements contained in Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Act"); (ii) it is not a "U.S. person" or "distributor" as defined in Regulation S; (iii) it purchased the Debentures for which conversion is being elected, and is acquiring the Common Stock referenced herein, for its own account and not for the account or benefit of any U.S. Person; (iv) it is not and has not been an executive officer or director of the Company or an "affiliate" of the Company (as such term is defined in the Act), nor has any person affiliated with the undersigned had such status with the Company; (v) neither it nor any of its affiliates or agents have maintained or will maintain, directly or indirectly, maintain any short position in Debentures, Common Stock or any other securities of the Company for as long as any of the Debentures owned by Holder have not been converted into Common Stock; provided, however, that the undersigned may maintain a short position with respect to the Debentures provided that such short position is covered by conversion of the Debentures within three (3) business days; (vi) it has no prior understanding with respect to the sale of the Common Stock to any third party; (vii) it has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Debentures or the Common Stock issuable upon conversion of the Shares; (viii) it purchased the Debentures with investment intent; and (ix) it received the offer to purchase the Debentures outside the United States and at the time the Agreement pursuant to which the Debentures was executed was, and upon execution of this Notice of Conversion is, outside the United States.


Signature__________________________________________________________
            [Name]

Address for delivery of the Common Stock __________________________

___________________________________________________________________

___________________________________________________________________

Phone_________________________   Fax_____________________________



Please call me at ________________ if you need to confirm this facsimile Notice of Conversion.




                             EXHIBIT B

                 PURCHASER REPRESENTATION LETTER

Dear Sirs:

  The undersigned__________________, has purchased on
_______________, 1996, ______________ Convertible Debentures of
______________________________  (the "Company")  in the amount of
$________________, (the "Debentures").

  The undersigned represents and warrants as follows:

(1) The offer to purchase the Debentures was made to it outside of the United States and the undersigned was, at the time the Subscription Agreement was executed and delivered, and is now, outside the United States;

(2) It is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S promulgated under the United States
Securities Act of 1933 (the "Securities Act"); and it has purchased the Debentures for its own account and not for the account or benefit of any U.S. person;

(3) All offers and sales by the undersigned of the Debentures shall be made pursuant to an effective registration statement under the Securities Act or pursuant to and exemption from, or in a transaction not subject to the registration requirements of, the Securities Act;

(4) It is familiar with and understands the terms, conditions and requirements contained in Regulation S and definitions of U.S.
persons contained in Regulation S;

(5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Debentures or the Common Stock that is issuable upon conversion; and

(6) The undersigned purchased its Debentures with investment intent and at the time of the purchase of said Debentures had no intent to sell, dispose of or otherwise transfer the Debentures. The purpose for this request is to facilitate the management of the undersigned's investment accounts.

(7) Neither it nor any of its affiliates or agents will, directly or indirectly, maintain any short position in the Debentures, Common Stock or any other securities of the Company for as long as any of the Debentures owned by Holder have not been converted into Common Stock; provided, however, that the undersigned may maintain a short position with respect to the Debentures provided that such short position is covered by conversion of the Debentures within three (3) business days.

(8) Limits on Amount of Conversion and Ownership. Other than as provided in the Subscription Agreement which are not limited by the following, in no other event shall the Holder be entitled to convert that amount of Dentures in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. For purposes of this provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such provision.


Dated this ___ day of the month of ___________________, 199__.


By:

_____________________________
Official Signature of Purchaser                Title



                      Assignment of Debenture


The undersigned hereby sell(s) and assign(s) and transfer(s) unto


       (name, address and SSN or EIN of assignee)


                                Dollars ($          )
(principal amount of Debenture, $10,000 or integral multiples of
$10,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.


Date:            Signed:
                      (Signature must conform in all
                      respects to name of Holder shown
                      of face of Debenture)


Signature Guaranteed: